Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228882

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 18, 2018)

900,000 Shares

Common Stock

SG Blocks, Inc.

We are offering 900,000 shares of our common stock, par value $0.01 per share, at a price of $0.85 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “SGBX.” On July 26, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.885 per share.

The aggregate market value of our outstanding common stock held by non-affiliates, or our public float, is approximately $5,096,781, based on 5,107,791 shares of common stock outstanding, of which 4,996,844 shares are held by non-affiliates, and a per share value of $1.02, based on the closing price of our common stock on the Nasdaq Capital Market on July 12, 2019. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have offered and sold shares of our common stock at an aggregate sales price of $932,525 pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.85	$765,000
Underwriting discounts and commissions (1)	$0.0595	$53,550
Net proceeds to us (before expenses)	$0.7905	$711,450

(1)	We have agreed to reimburse the underwriter for certain expenses, and the underwriter will receive compensation in addition to the underwriting discount. See “Underwriting” on page S-10 of this prospectus supplement.

The underwriter expects to deliver our shares against payment therefor on or about August 1, 2019, subject to customary closing conditions.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is July 31, 2019.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement (File No. 333-228882) that we initially filed with the U.S. Securities and Exchange Commission, or the SEC, on December 18, 2018, and that was declared effective by the Commission on February 7, 2019. This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus and provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the U.S. Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, covenants or warranties were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement and the accompanying prospectus to “SG Blocks,” the “Company,” “we,” “us” and “our” refer to SG Blocks, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. As a result, it does not contain all the information that may be important to you. Before making an investment decision, to fully understand this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors under the section entitled “Risk Factors,” the financial statements and related notes, and the other information incorporated by reference herein and therein.

Our Business

The Company is in the business of modifying cargo shipping containers and purpose-built modules for use in construction. We provide two main products, both of which are used to meet the growing demand for safe and green commercial, industrial and residential building construction. SG BlocksTM are code engineered cargo shipping containers that the Company modifies for use in construction. Rather than consuming new steel and lumber, SG BlocksTM capitalize on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building. These products offer the construction industry a safer, greener, faster, longer lasting and more economical alternative to conventional construction methods. The Company also provides purpose-built modules, which are prefabricated steel modular units created specifically for use in modular construction and which maintain the interlocking and intermodal functionality of shipping containers. We sell our products primarily to customers in the multi-family housing, restaurant, military and education industries throughout the United States.

We were incorporated in the State of Delaware in 1993. Our principal executive offices are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, and our telephone number is (646) 240-4235. Our website address is www.sgblocks.com. The information contained on, or accessible through, our website is not part of this prospectus supplement.

“SG BlocksTM”, GreenSteel and the SG logo are our trademarks. All other trademarks and service marks appearing in this prospectus are the property of their respective owners.

Updated Trends and Outlook

For the second quarter of 2019, the Company continued to execute on contracts that were in progress in the first quarter. However, second quarter 2019 revenues and earnings are expected to be lower than the second quarter of 2018 due to unexpected delays in the timing of new contracts entering into the backlog. Overall, the Company anticipates the full year 2019 revenues to exceed 2018.

Recent Developments

On July 26, 2019, CPF MF 2019-1 LLC, a Delaware limited liability company and a customer of the Company, completed a $5.0 million equity financing to develop a 302-unit multifamily project in Sullivan County, New York (the “Monticello Project”). Concurrently, CPF MF 2019-1 LLC acquired 16 acres of undeveloped land in Sullivan County, New York on which the Monticello Project will be built.  The $5.0 million equity capital is for acquisition of this real estate and the first phase of construction for the Monticello Project.  SG Blocks owns a 50% membership interest in CPF GP 2019-1 LLC (“CPF GP”), which is the managing member of CPF MF 2019-1 LLC. Subject to finalization of documents, SG Blocks is expected to contribute up to approximately $1.3 million of its cash collected from the Monticello Project to CPF GP, which will in turn contribute the cash to CPF MF 2019-1 LLC, and the remaining equity capital is being contributed by other third party investors in CPF MF 2019-1 LLC.

The Offering

Common stock offered pursuant to this prospectus supplement	900,000 shares of our common stock.

Common stock to be outstanding immediately after the offering	6,007,791 shares of common stock. The number of shares of common stock to be outstanding after this offering is based on 5,107,791 shares of common stock outstanding as of July 31, 2019 and excludes, as of that date, 1,018,775 shares of common stock issuable upon warrants previously issued in connection with prior offerings, with a weighted average exercise price of $1.79; 1,080,059 shares of common stock issuable upon exercise of outstanding options (vested and unvested), with a weighted average exercise price of $4.05, and 530,712 restricted stock units (vested and unvested) granted under the SG Blocks, Inc. Stock Incentive Plan; and 45,000 shares issuable upon exercise of warrants to be issued to the underwriter in this offering.

Use of proceeds	We expect to use the net proceeds from the sale of securities pursuant to this offering for working capital and general corporate purposes. Please see “Use of Proceeds” below.

Risk factors	Investing in our common stock involves substantial risk. You should carefully read and consider the information beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Nasdaq symbol	SGBX

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the representative’s warrants to be issued to the underwriter in connection with the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to consider carefully the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, before making an investment decision, including those risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019, and other information from such Annual Report and our subsequent Quarterly Reports on Form 10-Q, each of which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Please read carefully the section below entitled “Special Note Regarding Forward-Looking Information.”

Risks Related to our Business

Our operating results will be subject to fluctuations and are inherently unpredictable.

In order to return to profitability, we will need to generate and sustain higher revenue while maintaining reasonable cost and expense levels. In our most recent quarter we experienced a loss. We do not know if our revenue will grow, or if it will grow sufficiently to outpace our expenses, which we expect to increase as we expand our operational capacity. We may not be able to become profitable on a quarterly or an annual basis. Our quarterly revenue and operating results will be difficult to predict and have in the past fluctuated from quarter to quarter. The amount, timing and mix of project sales, often for a single medium or large-scale project, may cause large fluctuations in our revenue and other financial results. Further, our revenue mix of high margin materials sales versus lower margin projects can fluctuate dramatically quarter to quarter, which may adversely affect our revenue and financial results in any given period. Finally, our ability to meet project completion schedules for an individual project and the corresponding revenue impact under the percentage-of-completion method of recognizing revenue, may similarly cause large fluctuations in our revenue and other financial results. This may cause us to miss any future guidance announced by us.

We base our planned operating expenses in part on our expectations of future revenue, and a significant portion of our expenses are fixed in the short-term. If revenue for a particular quarter is lower than we expect, we likely will be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter. This may cause us to miss any guidance announced by us.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-8 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The offering price per share of common stock in this offering is considerably more than the net tangible book value (deficit) per share of our outstanding common stock. As a result, investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the value of our tangible assets after subtracting liabilities. Investors will incur immediate dilution of $0.69 per share, based on the public offering price of $0.85 per share and the pro forma net tangible book value as of March 31, 2019. See “Dilution” on page S-8 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. To the extent outstanding stock options or warrants are exercised or if we issue equity-based awards under the SG Blocks, Inc. Stock Incentive Plan, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our future earnings, financial condition and such other business and economic factors as our management may consider relevant. Accordingly, if you purchase shares of our common stock, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Our financial status raises doubt about our ability to continue as a going concern and we may require additional debt or equity financing, which may otherwise not be available on reasonable terms or at all.

Our cash and cash equivalents were $250,464 at March 31, 2019, compared with $1,368,395 at December 31, 2018. If we are not successful with our continued efforts to increase revenue, we could experience a shortfall in cash over the next twelve months. If there is a shortfall, we may be forced to reduce operating expenses, among other steps, all of which would have a material adverse effect on our operations going forward.

We may seek to obtain debt or additional equity financing to meet any cash shortfalls. The type, timing and terms of any financing we may select will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets. However, there can be no assurance that we will be able to secure additional funds if needed and that, if such funds are available, the terms or conditions would be acceptable to us. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may need to reduce our operations by, for example, selling certain assets, in order for us to ensure enough liquidity to sustain our operations. Future financings through equity offerings by us will be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable to new investors than our current investors. Newly issued securities may include preferences, superior voting rights and the issuance of warrants or other derivative securities. We may also issue incentive awards under employee equity incentive plans, which may have additional dilutive effects. We may also be required to recognize non-cash expenses in connection with certain securities we may issue in the future such as convertible notes and warrants, which would adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by numerous factors, including, but not limited to, the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financing. If we incur debt, we will likely be subject to restrictive covenants that significantly limit our operating flexibility and require us to encumber our assets. If we fail to raise sufficient funds and continue to incur losses, our ability to fund our operations, take advantage of strategic opportunities, or otherwise respond to competitive pressures will be significantly limited. Any of the above limitations could force us to significantly curtail or cease our operations, and you could lose all of your investment in our common stock. These circumstances have, in the past, raised substantial doubt about our ability to continue as a going concern, and continued cash losses may risk our status as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering we are selling 900,000 shares of common stock, which represents approximately 17.62% of our outstanding common stock as of July 29, 2019. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of our common stock or the availability of those shares of our common stock for sale will have on the market price of our common stock.

Risks Related to our Common Stock

Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting of our common stock.

Our common stock is listed on the Nasdaq Capital Market, which imposes, among other requirements, a minimum bid requirement. On July 1, 2019, we received a letter from the Nasdaq Stock Market LLC, or Nasdaq, that, because the closing bid price for our common stock was below $1.00 for 30 consecutive business days, we no longer met the minimum bid price requirement for continued listing on Nasdaq. Under Nasdaq Listing Rule 5810(c)(3)(A), we were granted a 180 calendar day grace period, or until December 30, 2019, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180-day grace period. There can be no assurance that we will be able to regain compliance or that Nasdaq will grant us a further extension of time to regain compliance, if necessary.

The delisting of our common stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future, or at all. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. Further, if our common stock were to be delisted from the Nasdaq Capital Market, our common stock would cease to be recognized as a covered security, and we would be subject to additional regulation in each state in which we offer our securities. Moreover, there is no assurance that any actions that we take to restore our compliance with the Nasdaq minimum bid requirement would stabilize the market price or improve the liquidity of our common stock, prevent our common stock from falling below the Nasdaq minimum bid price required for continued listing again or prevent future non-compliance with Nasdaq’s listing requirements.

There can be no assurance that we will continue to meet the minimum bid price requirement, or any other requirement in the future. If we fail to meet the minimum bid price requirement, or other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our common stock, our common stock could be delisted. Delisting from the Nasdaq Capital Market would cause us to pursue eligibility for trading of our common stock on other markets or exchanges, or on an over-the-counter market. In such case, our stockholders’ ability to trade or obtain quotations of the market value of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices of these securities. There can be no assurance that our common stock, if delisted from the Nasdaq Capital Market, would be listed on a national securities exchange, a national quotation service or the over-the-counter markets. Delisting from the Nasdaq Capital Market could also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our common stock, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence. In addition, our stock could become a “penny stock,” which would make trading of our common stock more difficult.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus, and the other documents that we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding, among other things, our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The Company cautions that forward-looking statements involve risks and uncertainties, and actual results could differ materially from those expressed or implied in such forward-looking statements or could affect the extent to which a particular objective, projection, estimate or prediction is realized. We have included important factors in the cautionary statements included in this prospectus supplement, particularly as set forth and incorporated by reference in the “Risk Factors” section above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. These statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus, or the date of any document incorporated by reference, as applicable.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov. Our SEC filings are also available to the public on our website at www.sgblocks.com. The information contained on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus. In addition, our common stock is listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omit certain information contained or incorporated by reference in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

●	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the public reference room,

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

●	obtain a copy from the SEC’s website or our website.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, and information we file later with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering (excluding, in each case, any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 13, 2019.

●	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019.

●	Our Current Reports on Form 8-K filed with the SEC on January 3, 2019, March 28, 2019, April 26, 2019, May 1, 2019, May 13, 2019, June 5, 2019, and July 5, 2019.

●	Our Preliminary Proxy Statement on Schedule 14A filed on April 11, 2019, solely to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018.

●	Our Definitive Proxy Statement on Schedule 14A filed on April 25, 2019, solely to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on March 20, 2017 (File No. 001-38037), including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, including, without limitation, any information furnished under Item 2.02 and Item 7.01 of any Current Report on Form 8-K. The information contained in these future filings will automatically update and supersede the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference to any previously filed document.

Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in this prospectus supplement or in any other document incorporated by reference into this prospectus supplement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement does not contain all of the information set forth or incorporated by reference in the registration statement and the exhibits and schedules that were filed with it. The statements contained in this prospectus supplement as to the contents of any contract or any other document are not necessarily complete. We qualify any statement by reference to the copy of the contract or document filed as an exhibit to the registration statement. If you would like a copy of any document incorporated in this prospectus supplement by reference (other than exhibits unless these exhibits are specifically incorporated by reference in a document), you may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, Attention: Investor Relations, Telephone: (646) 240-4235. You may also access the documents incorporated by reference in this prospectus supplement through our website at www.sgblocks.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representation not contained or incorporated by reference in this prospectus supplement. If you receive any of that kind of information or if any of those types of representations are made to you, you must not rely on the information or representations as having been authorized by the Company. Also, you must not consider that the delivery of this prospectus supplement or any sale made under it implies that the affairs of the Company have remained unchanged since the date of this prospectus supplement, or that the information contained in this prospectus supplement is correct or complete as of any time after the date of this prospectus supplement.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities covered by this prospectus supplement to any person in any jurisdiction in which this offer or solicitation is unlawful.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering hereby will be approximately $703,800, after deducting underwriting discounts and commissions and non-accountable expenses payable by us. We intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations or investments, sales and marketing activities, general and administrative matters and capital expenditures. We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2019, after giving effect to the sale of 847,750 shares of common stock as described in the prospectus supplement filed by us with the SEC on April 26, 2019 (the “Prior Offering”), was approximately $236,319, or $0.05 per share.

After giving effect to (i) the Prior Offering and (ii) the sale of our common stock pursuant to this prospectus supplement and accompanying prospectus in the aggregate amount of 900,000 shares at an offering price of $0.85 per share, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2019 would have been $940,119, or $0.16 per share of common stock. This represents an immediate increase in the net tangible book value of $0.11 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.69 per share to new investors. The following table illustrates this per share dilution:

Offering price per share		$0.85
Pro forma net tangible book value per share as of March 31, 2019 after giving effect to the Prior Offering	$0.05
Increase in net tangible value per share attributable to new investors	$0.11
As adjusted net tangible book value per share as of March 31, 2019, after giving effect to this offering		$0.16
Dilution per share to new investors purchasing shares in this offering		$0.69

Dilution per share to investors purchasing our common stock in this offering represents the difference between the price per share to be paid for the shares sold by us in this offering and the as adjusted net tangible book value per share after giving effect to this offering.

The number of shares of common stock to be outstanding after this offering is based on 5,107,791 shares of common stock outstanding as of July 31, 2019 and excludes, as of that date:

●	Shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.79;

●	Shares of our common stock issuable upon exercise of options with a weighted average exercise price of $4.05 and restricted stock units granted under our SG Blocks, Inc. Stock Incentive Plan; and

●	Shares of our common stock issuable upon exercise of warrants to be issued to the underwriter in this offering.

To the extent that any options or warrants are exercised, new options or other equity awards are issued under our equity incentive plan, or we otherwise issue additional shares of common stock or convertible debt securities in the future, there will be further dilution to new investors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, any restrictions imposed by applicable law and any other factors our Board of Directors deem relevant.

UNDERWRITING

We have entered into an underwriting agreement with ThinkEquity, a division of Fordham Financial Management, Inc., acting as the sole book-running manager. Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase, and we have agreed to sell to it, the number of shares of common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriters	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.	900,000
Total	900,000

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares of common stock are taken.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Discounts and Commissions

The underwriter proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover of this prospectus supplement. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing the proceeds we will receive from the underwriter.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting commissions are 7% of the public offering price.

	Per Share	Total
Public offering price	$0.85	$765,000
Underwriting discount (7%)	$0.0595	$53,550
Proceeds, before expenses, to us	$0.791	$711,450

We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1% of the gross proceeds received at the closing of the offering.

We have also agreed to pay certain of the representative’s expenses relating to the offering, including the fees and expenses of the representative’s legal counsel and $7,500 for the underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for this offering, totaling $42,500.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately $7,650.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the representative as compensation warrants to purchase 45,000 shares of common stock (5% of the aggregate number of shares of common stock sold in this offering), or the representative’s warrants. The representative’s warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share in this offering. The representative’s warrants are exercisable at any time and from time to time, in whole or in part, commencing 180 days from the effective date of the registration statement of which this prospectus is a part and terminating on the fifth anniversary of such effective date.

The representative’s warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided, which contemplates registration on Form S-3, will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to one demand registration and unlimited piggyback registration of the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, have agreed, without the prior written consent of the representative, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of (i) six months after the date of this prospectus in the case of our directors and officers and (ii) three months after the date of this prospectus in the case of the Company and any successor of the Company.

Subsequent Equity Sales

Subject to certain exceptions, until 90 days following the date hereof, neither we nor any of our subsidiaries may issue, enter into any agreement to issue, effectuate or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents (or a combination of units thereof), including a variable rate transaction (as defined in the underwriting agreement).

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriter based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SGBX”.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. The underwriter may elect to stabilize the price of our common stock by bidding for, and purchasing, common stock in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares of common stock, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

LEGAL MATTERS

The validity of the shares offered by this prospectus supplement has been passed upon for us by Thompson Hine LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarter ended March, 31, 2019 have been so incorporated in reliance upon such reports (which contain explanatory paragraphs relating to the Company’s ability to continue as a going concern as described in Note 2 to such financial statements) of Whitley Penn LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

900,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

ThinkEquity

a division of Fordham Financial Management, Inc.

July 31, 2019.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that may be offered. We will provide specific information and the amounts, prices and terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements and term sheets, together with any documents incorporated by reference, carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

 We may offer these securities directly to investors, through agents, underwriters or dealers to be designated by us at a future date, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities, including the names of any underwriters, dealers or agents involved and any applicable purchase price, fee, commission or discount arrangement between or among them.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SGBX.” On December 13, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.36 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $14,031,152, based on 4,260,041 shares of common stock outstanding, of which 4,175,938 shares are held by non-affiliates, and a per share value of $3.36, based on the closing price of our common stock on the Nasdaq Capital Market on December 13, 2018. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is        , 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the common stock, preferred stock, debt securities, warrants and units described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. In no event will we sell securities with a value exceeding more than one-third of our “public float” (the aggregate market value of our outstanding common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75.0 million. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as the “securities”. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor any applicable underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

Unless the context otherwise requires, the terms “SG Blocks,” the “Company,” “we,” “us” and “our” refer to SG Blocks, Inc. and not to any of its existing or future subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the risk factors under the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus.

Our Business

References in this section to the “Company,” “we,” “us” and “our” refer to SG Blocks, Inc. and our consolidated subsidiaries.

The Company is in the business of modifying cargo shipping containers and purpose-built modules for use in construction. We provide two main products, both of which are used to meet the growing demand for safe and green commercial, industrial and residential building construction. SG Blocks™ are code engineered cargo shipping containers that the Company modifies for use in construction. Rather than consuming new steel and lumber, SG Blocks™ capitalize on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building. These products offer the construction industry a safer, greener, faster, longer lasting and more economical alternative to conventional construction methods. The Company also provides purpose-built modules, which are prefabricated steel modular units created specifically for use in modular construction and which maintain the interlocking and intermodal functionality of shipping containers. We sell our products primarily to customers in the multi-family housing, restaurant, military, education industries throughout the United States.

We were incorporated in the State of Delaware in 1993. Our principal executive offices are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, and our telephone number is (646) 240-4235. Our website address is www.sgblocks.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement.

“SG Blocks™”, GreenSteel and the SG logo are our trademarks. All other trademarks and service marks appearing in this prospectus are the property of their respective owners.

The Offering

Securities offered pursuant to this prospectus

We may offer and sell from time to time up to an aggregate of $100 million of any of, or units comprised of, or other combinations of, the following securities:

●     Common Stock. We may issue shares of our common stock. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as, and if declared by our Board of Directors. Holders of common stock are entitled to one vote per share, and do not have cumulative voting rights in the election of directors.

●     Preferred Stock. We may issue shares of our preferred stock in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

●     Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities either separately or together with, upon conversion of or in exchange for other securities.

●     Warrants. We may issue warrants to purchase shares of common stock, preferred stock and/or debt securities of the Company. We may issue warrants independently or together with other securities.

●     Units. We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Use of proceeds	We anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes. Please see “Use of Proceeds” below.

Risk factors	Investing in our common stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in our common stock that you should consider before investing in our common stock, see “Risk Factors” below and all other information set forth in this prospectus.

Nasdaq symbol	SGBX

Risk Factors

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, and each subsequently filed Quarterly Report on Form 10-Q, as well as all of the information in this prospectus and information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future.  See “Special Note Regarding Forward-Looking Information” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

The Company cautions that forward-looking statements involve risks and uncertainties, and actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate or prediction is realized. Factors that could cause or contribute to such differences include, but are not limited to: general economic and financial conditions; our ability to generate income, effectively manage our growth and realize our backlog; competition in the markets in which we operate; the fluctuations in prices of the products we procure or distribute; availability of raw materials; the consolidation of our industry; our ability to adapt our products and services to industry standards and consumer preferences; our ability to expand into new geographic markets; product shortages and potential loss of relationships with key suppliers or subcontractors; the seasonality of the commercial and residential construction markets; the loss or potential loss of any significant customers; exposure to product liability and various other claims and litigation; our ability to attract and retain key employees; the credit risk from our customers; our ability to obtain additional financing on acceptable terms, if at all, or to obtain additional capital in other ways; an impairment of our goodwill; the impact of federal, state and local regulations, including changes to export laws and tax regulations; the cost of compliance with environmental, health and safety laws and other local building regulations; a disruption or breach in our information technology systems; natural or man-made disruptions to our facilities and project sites; our ability to comply with the requirements of being a public company, including Nasdaq Capital Market listing requirements; fluctuations in the price of our common stock, including decreases in price due to sales of significant amounts of stock; and other factors discussed in “Risk Factors” and elsewhere in this prospectus, as well as in our other filings with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov. Our SEC filings are also available to the public on our website at www.sgblocks.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement. In addition, our common stock is listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

●	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the public reference room,

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

●	obtain a copy from the SEC’s website or our website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, and information we file later with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, in each case, any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). The documents we are incorporating by reference as of their respective dates of filing are as follows:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018.

●	Our Current Reports on Form 8-K filed with the SEC on January 26, 2018, February 6, 2018, April 17, 2018, June 5, 2018, July 30, 2018, August 7, 2018, and September 14, 2018.

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018, the quarter ended June 30, 2018, filed with the SEC on August 14, 2018, and the quarter ended September 30, 2018, filed with the SEC on November 14, 2018.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on March 20, 2017 (File No. 001-38037), including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (ii) after the effectiveness of the registration statement and before the termination of the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of any Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that were filed with it. The statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. We qualify any statement by reference to the copy of the contract or document filed as an exhibit to the registration statement. If you would like a copy of any document incorporated in this prospectus by reference (other than exhibits unless these exhibits are specifically incorporated by reference in a document), you may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, Attention: Investor Relations, Telephone: (646) 240-4235.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representation not contained or incorporated by reference in this prospectus. If you receive any of that kind of information or if any of those types of representations are made to you, you must not rely on the information or representations as having been authorized by the Company. Also, you must not consider that the delivery of this prospectus or any sale made under it implies that the affairs of the Company have remained unchanged since the date of this prospectus, or that the information contained in this prospectus is correct or complete as of any time after the date of this prospectus.

This prospectus and any supplement to this prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities covered by this prospectus to any person in any jurisdiction in which this offer or solicitation is unlawful.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations or investments, sales and marketing activities, general and administrative matters and capital expenditures. Pending use of the net proceeds, we may invest them in capital preservation instruments, including interest-bearing securities. Additional information relating to the use of net proceeds from the sale of securities covered by this prospectus will be set forth in prospectus supplements relating to specific offerings.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and on the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), and is qualified entirely by reference to the applicable provisions of the DGCL, our Certificate of Incorporation and our Bylaws. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

As of the date of this prospectus, we are authorized by our Certificate of Incorporation to issue an aggregate of (i) 300,000,000 shares of common stock, par value $0.01 per share, and (ii) 5,405,010 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, there were 4,260,041 shares of common stock issued and outstanding and zero shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as and if declared by our Board of Directors, out of funds legally available for that purpose and, upon our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. We have not paid any dividends on our common stock and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of our common stock have no preemptive, subscription or redemption rights pertaining to the common stock and have no rights to convert their common stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of common stock be issued. In addition, the rights of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future. See “Risk Factors” for a further description of risks related to the common stock.

All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the Nasdaq Capital Market under the symbol “SGBX.”

Preferred Stock

No shares of preferred stock are currently outstanding. Our Board of Directors has the authority, without further action by our stockholders, to designate and issue up to 5,405,010 shares of preferred stock in one or more series, and to fix for each series voting rights, if any, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as provided in a resolution or resolutions adopted by our Board of Directors. Prior to the issuance of shares of each series, our Board of Directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, which includes one or more of the following:

●	the number of shares constituting each class or series;

●	voting rights;

●	rights and terms, including prices, of redemption, including sinking fund provisions;

●	dividend rights and rates;

●	dissolution;

●	terms concerning the distribution of assets;

●	conversion or exchange terms;

●	preemption rights;

●	any restrictions on repurchase or redemption of the shares by the Company; and

●	liquidation preferences.

Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends, if any, on the common stock. Also, holders of the preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of common stock. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management. The Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the holders of common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, such negotiation could result in an improvement of the terms of such proposals.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws include provisions that authorize our Board of Directors, without any action by our stockholders, to designate and issue shares in such classes or series, including classes or series of preferred stock, as it deems appropriate and to establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. Our Certificate of Incorporation provides that our authorized capital consists of 305,405,010 shares of capital stock, of which 300,000,000 shares are designated as common stock and 5,405,010 shares are designated as preferred stock.

The rights of holders of preferred stock and other classes of common stock that may be issued may be superior to the rights granted to the holders of the existing classes of common stock. Further, the ability of the Board of Directors to designate and issue such designated shares could impede or deter an unsolicited tender offer or takeover proposal regarding the Company and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of common stock. Issuance of preferred stock, which may be accomplished through a public offering or a private placement, may dilute the voting power of holders of our common stock, such as by issuing preferred stock with superior voting rights, and may render the removal of current management more difficult, even if such removal may be in the stockholders’ best interests. Any such issuance of preferred stock could prevent the holders of common stock from realizing a premium on their shares. See “Description of Capital Stock – Preferred Stock.”

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset, stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of Section 203 to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer thereunder may differ from the terms we describe below.

The debt securities will be issued under an indenture (the “Indenture”) between us and a trustee named in the prospectus supplement (the “Trustee”). We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The following summary of selected provisions of the Indenture is not complete and is qualified in its entirety by reference to the provisions of the Indenture, which provisions are incorporated by reference in this prospectus. You should review the form of Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated under the Indenture and those made part of the Indenture by reference to Trust Indenture Act of 1939, as amended (the “TIA”). Capitalized terms used in the summary and not defined herein have the meanings specified in the Indenture.

General

The Indenture does not limit the amount of debt securities we may issue, and we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other  unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. As of the date of this prospectus, we have no debt securities issued and outstanding. The debt securities will be exclusively our obligations and not of our subsidiaries, and, therefore, the debt securities will be structurally subordinate to the debt and liabilities of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

●	the title;

●	any limit upon the aggregate principal amount;

●	the date or dates on which the principal is payable;

●	the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

●	the date or dates from which interest shall accrue;

●	the date or dates on which interest shall be payable;

●	the record dates for the determination of holders to whom interest is payable;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the place or places where the principal and any interest shall be payable;

●	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

●	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

●	if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

●	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

●	the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	whether the debt securities are issuable as global securities and, in such case, the identity for the depositary;

●	any deletion from, modification of or addition to the Events of Default (as defined below) or covenants;

●	any provisions granting special rights to holders when a specified event occurs;

●	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

●	any special tax implications of the debt securities;

●	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any guarantor or co-issuer;

●	any special interest premium or other premium;

●	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

●	the currency in which payments shall be made, if other than U.S. dollars.

Limitation on Mergers and Other Transactions

The Indenture provides that we may not merge or consolidate with any other person or persons (whether or not affiliated with us), and we may not sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or persons (whether or not affiliated with us), unless the following conditions are satisfied:

●	either (a) the transaction is a merger or consolidation, and we are the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease all or substantially all of our property or assets) is organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Event of Default shall have occurred and be continuing under the Indenture; and

●	an officer’s certificate and an opinion of counsel are delivered to the Trustee to the effect that the conditions set forth above have been satisfied.

The restrictions in the second and third bullets above shall not be applicable to:

●	our merger or consolidation with an affiliate of ours if our Board of Directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

●	our merger with or into a single one of our direct or indirect wholly-owned subsidiaries pursuant to Section 251(g) (or any successor provision) of the DGCL.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us under the Indenture and, subject to the terms of the Indenture, we will be released from the obligation to pay principal and interest on the debt securities and all obligations under the Indenture.

For purposes of the foregoing, if we consummate a Holding Company Reorganization (as defined below), the newly formed holding company (New HoldCo, as defined below) shall be treated as the “successor person,” and the Holding Company Reorganization shall constitute the transfer to New HoldCo of substantially all of our assets; as such, we will be discharged from all obligations and covenants under the Indenture, and New HoldCo will be the sole obligor on the debt securities.

“Holding Company Reorganization” shall mean our merger with and into our newly formed wholly-owned, indirect subsidiary (“MergerCo”), all of the equity interests of which shall be held by our newly formed wholly-owned, direct subsidiary (“New HoldCo”), all of the equity interest of which shall be initially be held by us. Such merger shall be effected pursuant to Section 251(g) (or any successor provision) of the DGCL and shall not require the vote of our stockholders. Each of our shares of common stock shall be converted into a right to receive one share of New HoldCo common stock, with identical terms and rights as our common stock immediately prior to such conversion.

Reports to Holders

The Indenture provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be furnished to the Trustee within 15 days after we file such document or report with the SEC.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to debt securities:

(1) the failure to pay interest on any debt securities when the same becomes due and payable and the Default continues for a period of 60 days;

(2) the failure to pay the principal (or premium, if any) of any debt securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3) a default in the performance, or breach, of our obligations under the “Limitation on Mergers and Other Transactions” covenant described above;

(4) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least a majority of the outstanding principal amount of each series of debt securities affected, voting together as a single class;

(5) (a) a failure to make any payment at maturity on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries) outstanding in an amount in excess of $50.0 million or its foreign currency equivalent at the time and continuance of such failure to pay after any applicable grace period, or (b) a default on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $50.0 million or its foreign currency equivalent at the time, without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the Event of Default under the Indenture will be deemed cured; or

(6) certain events of bankruptcy or insolvency affecting us or any of our Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the Trustee or the Holders of at least 25% of the principal amount of each series of debt securities affected, voting together as a single class, may declare the principal of and accrued interest on all such debt securities to be due and payable by notice in writing to us and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all debt securities shall automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, the Indenture provides that, at any time after a declaration of acceleration with respect to one or more series of debt securities as described above, the Holders of a majority in principal amount of each series of debt securities affected, voting together as a single class, may rescind and cancel such declaration of acceleration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description of Events of Default above, the Trustee shall have received an officer’s certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the debt securities of each series affected, voting together as a single class, may waive any existing default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any debt securities of a series.

The Holders may not enforce the Indenture except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of each series of debt securities affected that is then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Nothing in the Indenture shall impair the right of a Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on or with respect to the debt securities.

We will be required to provide a certificate to the Trustee, from our principal executive, financial or accounting officer or our treasurer, promptly upon any such officer obtaining knowledge of any default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any default or Event of Default) that has occurred and, if applicable, describe such default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator, agent, stockholder or affiliate of us or any of our Subsidiaries, as applicable, shall have any liability for any of our or our Subsidiaries’ obligations under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the debt securities, by accepting such security, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the debt securities.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when such payments are due;

(2) our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a default or Event of Default with respect to the applicable series of debt securities. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of a series:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, to the effect that the Holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or Event of Default shall have occurred and be continuing with respect to the applicable debt securities then-outstanding on the date of such deposit (other than a default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any our Subsidiaries is bound;

(6) we must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(7) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the Indenture) as to all outstanding debt securities of a series, when:

(1) either:

(A) all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit, together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at the applicable maturity or redemption date, as the case may be;

(2) we have paid all other sums then due and payable under the Indenture; and

(3) we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture or the applicable series of debt securities for certain specified purposes, including:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3) to comply with the provisions described under “Consolidation, Merger, Sale or Conveyance” in the Indenture in the case of a merger or consolidation;

(4) to maintain the qualification of the Indenture under the TIA;

(5) to evidence and provide for the acceptance of appointment by a successor Trustee;

(6) to conform the text of the Indenture or the terms of the debt securities to any provision of this “Description of Debt Securities” or other description of the debt securities contained in the applicable prospectus supplement relating to the offer and sale of such debt securities;

(7) to establish the form or terms of the debt securities of any series as permitted by the terms of the Indenture;

(8) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture, in each case in compliance with the provisions thereof; or

(9) to make any change that would provide any additional rights or benefits to the Holders of the debt securities (including to secure the debt securities, add guarantees with respect thereto, to add to our covenants for the benefit of the Holders or to surrender any right or power conferred upon us) or that does not adversely affect the legal rights under the Indenture of any Holder of the debt securities in any material respect.

In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of all then-outstanding debt securities affected by such modification or amendment, voting together as a single class, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the aggregate principal amount of debt securities of any series at maturity whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or repurchase or reduce the redemption price therefor;

(4) make any debt securities payable in currency other than that stated in the debt securities or change the place of payment of the debt securities from that stated in the debt securities or in the Indenture;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder’s debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in aggregate principal amount of each series of debt securities affected to waive defaults or Events of Default;

(6) make any change in these amendment and waiver provisions; or

(7) make any change to or modify the ranking of the debt securities that would adversely affect the Holders.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the Trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such amount became due and payable will be repaid to us upon our request. Thereafter, any right of any Holder to such funds shall be enforceable only against us, and the Trustee and paying agents will have no liability therefor.

Governing Law

The Indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities and the warrants may be attached to or separate from any offered securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered trust under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, but not limited to, the following:

●	The offering price and aggregate number of warrants offered;

●	The currency for which the warrants may be purchased;

●	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	In the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	The terms of our rights to redeem the warrants;

●	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	The dates on which the right to exercise the warrants will commence and expire;

●	The manner in which the warrant agreements and warrants may be modified;

●	A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;

●	The terms of the securities issuable upon exercise of the warrants; and

●	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

We have warrants to purchase 86,250 shares of the Company’s common stock outstanding. The terms of the warrants that we offer may or may not have the same material terms as our currently outstanding warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Each warrant will entitle the holder to purchase the common stock, preferred stock and/or debt securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. Additional information about the exercise of the warrants will be specified in the applicable prospectus supplement.

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued will contain additional important terms and provisions of the units being offered, and may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any applicable prospectus supplement and any free writing prospectus we may authorize to be provided to you related to the series of units being offered, in addition to the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement will describe:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	On any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

●	Directly to investors in privately negotiated transactions or through a specific bidding, auction, other process or otherwise;

●	To investors through agents, or directly to agents;

●	To or through brokers or dealers, including through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers and through purchases by a broker-dealer as a principal and resale by the broker-dealer for its account;

●	Through underwriters, broker-dealers, agents, in privately negotiated transactions or any combination of these methods;

●	To the public through underwriting syndicates led by one or more managing underwriters;

●	To one or more underwriters acting alone for resale to investors or to the public;

●	Through short sales;

●	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	Through a combination of any such methods of sale; or

●	By any other method permitted pursuant to applicable law.

The distribution of the securities may be effected from time to time, in one or more transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time or sale or at prices related to such prevailing market prices, or at negotiated prices, as determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	The name or names of any underwriters, dealers or agents;

●	The purchase price of the securities and the proceeds to us from the sale;

●	Any arrangements under which the underwriters have the option to purchase additional securities from us;

●	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	Any public offering price;

●	Any discounts or concessions allowed or reallowed or paid to dealers; or

●	Any securities exchange or market on which the securities offered by the prospectus supplement may be listed.

Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

There is currently no market for any of the offered securities other than the common stock, which is listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of the issuance of the shares offered in this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York. Thompson Hine LLP may also provide opinions regarding certain other matters. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance upon the report of Whitley Penn LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

900,000 Shares Common Stock

PROSPECTUS SUPPLEMENT

ThinkEquity

a division of Fordham Financial Management, Inc.

July 31, 2019